EXHIBIT 10(aa)

                             THIS MODIFICATION AGREEMENT, dated as of February 19, 2004, by and between BUSINESS ALLIANCE CAPITAL CORP., a Delaware Corporation, with a place of business at 214 Carnegie Center, Suite 302, Princeton, New Jersey 08540, hereinafter called "BACC," and FARMSTEAD TELEPHONE GROUP, INC., a Delaware corporation, ("Borrower"), with its chief executive offices at 22 Prestige Park Circle, East Hartford, CT 06108.

                                  RECITALS
                                  --------
      WHEREAS, BACC and Borrower entered into a Loan and Security Agreement dated as of February 19, 2003 (said agreement as amended, modified or extended from time to time the "Loan Agreement") which sets forth the terms and conditions of One Million Five Hundred Thousand Dollar ($1,500,000.00) revolving credit facility by BACC to Borrower; and

      WHEREAS, the Initial Term of the Loan Agreement expires on the date hereof; and

      WHEREAS, Borrower has applied to BACC for a Renewal to February 19, 2005 of the Term of said revolving credit facility, for an increase in the maximum amount of the revolving credit facility to One Million Seven Hundred Thousand Dollars ($1,700,000.00), and for other modifications to the terms and conditions set forth in the Loan Agreement and other Loan Documents; and

      WHEREAS, BACC has approved the application of the Borrower on the terms and condition set forth herein.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto adopt the above recitals and agree as follows:

1. Capitalized terms not defined herein but defined in the Loan Agreement shall have the same meanings ascribed to such terms in the Loan Agreement.

2. The definition of Termination Date in section 1.1 of the Loan Agreement is hereby modified to read as follows:

            Termination Date means (a) February 19, 2005 unless such date is extended pursuant to section 3.1 hereof, and if so extended on one or more occasions the last date of the last such extension, or (b) if earlier terminated by BACC pursuant to section 9.1 hereof, the date of such termination.

3. Sections 2.1, and 2.9 of the Loan Agreement are hereby modified to read as follows:

            2.1 Revolving Advances; Advance Limit. Upon the request of Borrower, made at any time from and after the date hereof until the Termination Date, and so long as no Event of Default has occurred and is continuing, BACC may, in its sole and absolute discretion, make Advances in an amount up to (a) seventy five percent (75%) of the aggregate outstanding amount of Eligible

            Accounts, plus (b) the lesser of (1) twenty five percent (25%) of the aggregate value of the Eligible Inventory or (2) Four Hundred Thousand Dollars ($400.000.00) (such lesser of (1) or
            (2) is hereinafter the "Inventory Advance Rate") or (3) thirty percent (30%) of the aggregate outstanding principal amount of Advances under this Section 2.1; including the Advance in question if made, provided, however, that in no event shall the aggregate amount of the outstanding Advances under the Revolving Credit Facility be greater than, at any time, the amount of One Million Seven Hundred Thousand Dollars ($1,700,000.00) (said dollar limit the Advance Limit). BACC may create reserves against, or reduce its advance percentages based on Eligible Accounts or Eligible Inventory without declaring an Event of Default if it determines, in its good faith discretion, that such reserves or reduction is necessary, including, without limitation, to protect its interest in the Collateral and/or against diminution in the value of any Collateral, and/or to insure the prospect of payment or performance by Borrower of its Obligations to BACC are not impaired.

            2.9 Field Examination Fee. Borrower shall pay BACC a fee (the Field Examination Fee) in an amount equal to Seven Hundred Fifty Dollars ($750.00) per day per examiner, plus out-of-pocket expenses for each examination of Borrower's Books or the other Collateral performed by BACC or its designee. Notwithstanding the foregoing, provided no Event of Default exists or Borrower has not made any requests for Advances beyond the lending parameters set forth herein, or other requests outside of the ordinary course of business, Borrower shall not be obligated in any year of the Term to pay more than Nine Thousand Dollars ($9,000.00), plus out of pocket expenses, for such examinations.

4. In accordance with Section 2.7 of the Loan Agreement, contemporaneous with the execution hereof, Borrower shall pay to BACC a Facility Fee of one percent (1%) of the Advance Limit (said Facility Fee being Seventeen Thousand Dollars ($17,000.00)).

5.    Borrower represents that:

      (a) each and every representation heretofore made by Borrower in the Loan Agreement is true and correct as of the date of this Modification Agreement,
      (b) no consent or approval of, or exemption by any Person is required to authorize, or is otherwise required in connection with the execution and delivery of this Modification Agreement and the other Loan Documents provided for herein, which has not been obtained and which remains in full force and effect,
      (c) Borrower has the power to execute, deliver and carry out this Modification Agreement and all documents executed in connection herewith, and this Modification Agreement and such other documents are valid, binding and enforceable as against Borrower in accordance with their terms,
      (d) no material adverse change in the financial condition of Borrower has occurred since the date of the most recent financial statements of Borrower submitted to BACC, and the information contained in said statements and reports is true and correctly reflects the financial condition of Borrower as of the dates of the statements and reports, and such statements and reports have been prepared in accordance with GAAP and do not contain any material misstatement of fact or omit to state any facts necessary to make the statements contained therein not misleading, and
      (e)   No default or Event of Default exists under the Loan Agreement.

6. Borrower hereby confirms the security interests and liens granted by Borrower to BACC in and to the Collateral in accordance with the Loan Agreement and other Loan Documents as security for its Obligations to BACC. Borrower represents and warrants to BACC, and acknowledges that, as of the date on which this modification agreement takes effect, it does not have any claim or offset against, or defense or counterclaim to, BACC, the Loan Agreement or any other Loan Documents, the indebtedness evidenced by the Loan Documents, or the liens securing any Obligations, including, without limitation, any defense or offset resulting from or arising out of breach of contract or duty, the amount of interest charges, collected, or received on any Note, or breach of any commitment or promise of any type.

7. Borrower agrees to pay any and all expenses, including reasonable counsel fees, including allocated fees of in-house counsel, and disbursements, incurred by BACC in connection with the preparation and execution of this Modification Agreement and all other documents executed in connection herewith.

8. As set forth in Section 4.6 of the Loan Agreement, as additional security for the Obligations of Borrower to BACC, Borrower has caused a standby Letter of Credit in the amount of Three Hundred Thousand Dollars ($300,000.00), to be issued in favor of BACC. BACC hereby agrees to re-deliver the Letter of Credit for cancellation, and to delete all references in the Loan Agreement to the Letter of Credit provided that:

      A. No Event of Default exists, nor does any event exist which with the giving of notice or passage of time or both would become an Event of Default, if by May 31, 2004 Borrower causes to be collaterally assigned to BACC, as additional security for all Obligations of Borrower to BACC, a life insurance policy or policies on the lives of officers of Borrower, having a cash surrender value, net of all loans and other charges, of at least Three Hundred Thousand Dollars ($300,000.00), said collateral assignment to be, in the sole opinion of BACC, validity perfected and superior to the lien or other interest of any other party, and with such opinions of counsel and other documents and materials as BACC may require, as to the validity and enforceability of said collateral assignment, and
      B.    Borrower pays all costs and expenses relative to the foregoing.

9. This Modification Agreement is intended to supplement and modify the Loan and Security Agreement dated as of February 19, 2003 between BACC and Borrower, as heretofore amended or modified, and the rights and obligations of the parties under said Loan and Security Agreement shall not in any way be vacated, modified or terminated except as herein provided. All terms and conditions contained in each and every agreement or promissory note or other evidence of indebtedness of Borrower to BACC are incorporated herein by reference. If there is a conflict between any of the provisions heretofore entered into and the provisions of this Modification Agreement, then the provisions of this Modification Agreement shall govern.

10. This Modification Agreement shall be construed in accordance with the substantive laws of the State of New Jersey without regard to conflict of laws.

      IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be executed and delivered as of the day and year first above written.

                                  FARMSTEAD TELEPHONE GROUP, INC.


                                  By: /s/ Robert G. LaVigne
                                      ---------------------
                                      name: Robert G. LaVigne
                                      title: Executive Vice President & CFO


                                  BUSINESS ALLIANCE CAPITAL CORP.


                                  By:
                                      ------------------------------
                                      name:
                                      title: